ACQUISITION FACT SHEET
SEPTEMBER 9, 2016

AMERICAN WATER



AMERICAN WATER: ACQUISITION OF McKEESPORT (PA) WASTEWATER SYSTEM

Acquisition Overview

- Acquisition consistent with American Water's strategy to grow its regulated business by acquiring wastewater customers in areas where it already provides water services to customers
- Purchase price of $156 million, subject to upward adjustment under Pennsylvania Act 12 which provides opportunity for appraisal process to determine value of assets recognized by PUC
- Portion of purchase price consideration (up to $7 million) will be paid as a deposit, shortly after signing agreement
- Acquisition consistent with intent of Pennsylvania Act 11 legislation to facilitate needed wastewater investment
- Transaction targeted to close during second half of 2017, subject to regulatory approvals
- Expected to be EPS accretive in the first year after close (2018), with additional EPS growth expected
- Authority recently completed $62 million expansion and upgrade project for the main treatment plant and infrastructure to comply with more stringent state and federal wastewater treatment guidelines and to accommodate growth
- System has grown through acquisitions and expansion of bulk treatment for adjacent municipal collection systems
- Will operate as a part of Pennsylvania American Water; with employment offers to all Authority employees

KEY FACTS	
Customers (including those served under bulk contracts)	22,000
Miles of Collection and Interceptor Sewers	144+
Combined Treatment Plant Capacity (MGD)	15.5 (62.5 peak)
Employees	47

Acquisition Financing

- American Water has sufficient financing capacity to fund the transaction with cash flow from operations and debt

AWK LONG TERM 7-10% EARNINGS GROWTH PLAN 2016-2020 *



Other
Shale (~1%)
AWE (1-2%)
Regulated Acquisitions (1-2%)
Regulated Investment – CapEx (4-6%)

* Anchored from FY 2014

Acquisition Strategy

- McKeesport transaction strengthens the company's position in wastewater sector and further demonstrates its capabilities
- Acquisition of customers adjacent to existing water footprint allows Pennsylvania American Water to achieve operating efficiencies
- As the largest regulated water and wastewater utility in the United States and Pennsylvania, this acquisition further increases scale, demonstrating American Water as the preferred partner for water and wastewater acquisitions

Service Area

- Expands footprint in Southwestern part of the state, where PAWC already serves 230,000 customers (about 1/3 of its statewide customer base)
- MACM is adjacent to PAWC's Mon Valley operations, with some overlap in customer base
- Additional growth opportunity through regionalization of nearby systems and bulk treatment contracts



ALLEGHENY
WESTMORELAND
WASHINGTON
FAYETTE
GREENE
UNIONTOWN

AMERICAN WATER

Founded in 1886, American Water is the largest publicly traded U.S. water and wastewater utility company. Marking its 130th anniversary this year, the company employs more than 6,700 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to an estimated 15 million people in 47 states and Ontario, Canada. More information can be found at www.amwater.com.



The Municipal Authority of the City of McKeesport was established in 1949 to provide wastewater treatment to the City. The Authority purchased the combined sewer collection system from the City in 2009, and has expanded since then through acquisitions of 3 nearby municipal wastewater collection systems. The McKeesport system also provides wastewater treatment for 8 surrounding municipalities under bulk contracts, resulting in the Authority providing service to 64,000 people.

"I firmly believe this transaction is being made in the best interest of the wastewater customers served by this system now and in the future ..... This transaction will balance the city's current financial problems, allow this administration to safeguard the city's future and ensure reliable wastewater service for 22,000 customers."

- Michael Cherepko, McKeesport Mayor

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Acquisition Fact Sheet are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, the ability to complete the proposed acquisition and the timing thereof; the ability to obtain regulatory and other approvals and consents required to complete the proposed transaction; satisfying other closing conditions; anticipated capital investments; the ability to achieve certain benefits, synergies and goals relating to the transaction and the operations to be acquired; and the ability to comply with the Consent Decree. These statements are based on the current expectations of management of American Water and Pennsylvania American Water. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, which are disclosed in American Water's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 9, 2016. Forward-looking statements are not guarantees or assurances of future performance or results, and American Water and Pennsylvania American Water do not undertake any duty to update any forward-looking statement.